NASDAQ:CECE	NEWS RELEASE

CECO ENVIRONMENTAL REPORTS

RECORD THIRD QUARTER AND NINE MONTH 2007 RESULTS

Quarterly Revenues Increase 73% to $65.3 Million

Quarterly Operating Income Increases 141% to $4.1 Million

NEW YORK, November 12, 2007—CECO Environmental Corp. (NASDAQ:CECE), a leading provider of industrial ventilation and pollution control systems, today announced record third quarter results for the period ended September 30, 2007.

Financial highlights for the third quarter of 2007 compared to the third quarter of 2006 include:

Net sales increased 73% to $65.3 million;

Gross profit increased 84% to $11.2 million;

Operating income increased 141% to $4.1 million;

Operating margin increased from 4.4% to 6.3%;

Net income GAAP—$2.2 million, a 100% increase over 2006;

Net income non-GAAP—$2.2 million, a 214% increase over 2006 non-GAAP;

GAAP Earnings per diluted share increased 75% to $0.14 from $0.08 in 2006;

Non-GAAP Earnings per diluted share increased 180% to $0.14 from $0.05.

CECO’s reported results for the three months ended September 30, 2006 included $409,000 in net non-cash income from the valuation of warrants.

Financial highlights for the nine months ended September 30, 2007 compared to nine months ended September 30, 2006 include:

Net sales increased 79% to $168.0 million;

Gross profit increased 82% to $28.9 million;

Operating income increased 172% to $9.8 million;

Net income GAAP—$4.5 million (increase of 137%);

Net income non-GAAP—$5.2 million (increase of 333%);

GAAP Earnings per diluted share—$0.33 (increase of 120%);

Non-GAAP Earnings per diluted share $0.38 (increase of 280%).

CECO’s reported results for the nine months ended September 30, 2006 included $663,000 in net non-cash income from the valuation of warrants and CECO’s reported results for the nine months ended September 30, 2007 include a non-cash interest expense of $740,000 related to retirement of subordinated debt.

The adjustments to non-GAAP net income and non-GAAP earnings per diluted share are detailed in the tables below.

Backlog as of September 30, 2007 was $94.4 million compared to $97.1 million as of December 31, 2006.

Chairman and CEO, Phillip DeZwirek, stated, “Our third quarter results mark our seventh consecutive quarter of record revenues and gross profitability. After eliminating those certain non-cash income and expense items related to the valuation of warrants and the related subordinated debt discount discussed above, our adjusted results for the quarters and nine month periods more accurately reflect our significant progress.”

Mr. DeZwirek continued, “Our order flow this year has remained consistently strong with bookings through October of over $165 million compared to $127 million through October of 2006. Although bookings in 2006 included a large $50 million order received in December, we are currently on pace to meet or exceed that level in 2007 without the benefit of a similar large single order.”

Rick Blum, COO, commented, “It is also worth noting that we recently announced the acquisition of GMD Environmental and that we continue to search for acquisition candidates that fit into our turn-key strategy of horizontal and vertical integration.”

CECO will release earnings and hold its quarterly conference call to discuss third quarter results on Monday, November 12, 2007. Earnings will be released at 8:30 a.m. EST and the conference call will be held at 10:00 a.m. Eastern Standard Time (9:00 a.m. Central Time).

Dial in number: 866.202.0886

International: 617.213.8841

Passcode: 49675017

Additional information on CECO’s reported results, including a reconciliation of the non-GAAP adjusted results, are included in the financial tables below.

ABOUT CECO ENVIRONMENTAL

CECO Environmental Corp. is North America's largest independent air pollution control company. Through its nine subsidiaries—Busch, CECOaire, CECO Filters, CECO Abatement Systems, kbd/Technic, Kirk & Blum, H. M. White, Inc. Effox and GMD Environmental—CECO provides a wide spectrum of air quality services and products including: industrial air filters, environmental maintenance, monitoring and management services, and air quality improvements systems. CECO is a full-service provider to the steel, military, aluminum, automotive, ethanol, aerospace, electric power, semiconductor, chemical, cement, metalworking, glass, foundry and virtually all industrial process industries.

For more information on CECO Environmental please visit the Company's website at http://www.cecoenviro.com/

Contact:

Corporate Information

Phillip DeZwirek, CECO Environmental Corp.

Email: investors@cecoenviro.com

1-800-606-CECO (2326)

CECO ENVIRONMENTAL CORP.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

Dollars in millions, except per share data

	THREE MONTHS ENDED SEPTEMBER 30,		NINE MONTHS ENDED SEPTEMBER 30,
	2007	2006	2007	2006
Net sales	$65.3	$37.7	$168.0	$93.9
Costs and expenses:
Cost of sales	54.1	31.6	139.1	78.0

Gross profit (excluding depreciation)	11.2	6.1	28.9	15.9
Selling and administrative	6.7	4.2	18.0	11.4
Depreciation and amortization	0.4	0.2	1.1	0.9

Income from operations	4.1	1.7	9.8	3.6

Other income	—	0.4	—	0.7

Interest expense (including related party interest of $0 and $155, and $1,101 and $576, respectively)	(0.1)	(0.5)	(1.8)	(1.6)

Income from continuing operations before income taxes	4.0	1.6	8.0	2.7

Income tax provision	1.8	0.5	3.5	0.8

Net income	$2.2	$1.1	$4.5	$1.9

Per share data:
Basic net income	$.15	$.09	$.34	$.17

Diluted net income	$.14	$.08	$.33	$.15

Weighted average number of common shares outstanding:
Basic	14,633,479	11,412,369	13,054,347	11,185,464

Diluted	15,211,538	13,033,824	13,634,829	12,778,806

CECO Environmental

Supplemental Financial Information

(unaudited)

In millions except per share data

Reconciliation of GAAP net income to adjusted net income is as follows;

	Three months ended		Nine months ended
	9/30/2007	9/30/2006	9/30/2007	9/30/2006
Net income in accordance with GAAP	$2.2	$1.1	$4.5	$1.9
Other income related to warrant valuation		(0.4)		(0.7)
Interest expense related to subordinated debt discount			0.7	—

Adjusted net income	$2.2	$0.7	$5.2	$1.2

GAAP basic net income per share	$0.15	$0.09	$0.34	$0.17
GAAP diluted net income per share	$0.14	$0.08	$0.33	$0.15

Adjusted basic net income per share	$0.15	$0.06	$0.40	$0.11
Adjusted diluted net income per share	$0.14	$0.05	$0.38	$0.10

Shares used to compute basic net income per share	14,633,479	11,412,369	13,054,347	11,185,464

Shares used to compute diluted net income per share	15,211,538	13,033,824	13,634,829	12,778,806

CECO is providing the non-GAAP historical financial measures presented above as the Company believes that these figures are helpful in allowing individuals to better assess the ongoing nature of CECO’s core operations. A "non-GAAP financial measure" is a numerical measure of a company's historical financial performance that excludes amounts that are included in the most directly comparable measure calculated and presented in the GAAP statement of operations.

Non-GAAP adjusted net income and non-GAAP adjusted earnings per diluted share, as we present them in the financial data included in this press release, have been adjusted to exclude the effects of income and expenses for the valuation of warrants and the related subordinated debt discount interest expense. Management believes that these non-GAAP financial measures excluding these items better reflect its operating performance as these non-GAAP figures exclude the effects of certain non-recurring or non-cash expenses relating to warrants. Management believes that these items are not necessarily representative of underlying trends in the Company's performance and their exclusion provides individuals with additional information to compare the company's results over multiple periods. We expect our financial statements to continue to be affected by items similar to those excluded in the non-GAAP adjustments described above, and exclusion of these items from our non-GAAP financial measures should not be construed as an inference that all such costs are unusual or infrequent.

Adjusted net income and adjusted earnings per diluted share are not calculated in accordance with GAAP, and should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. Non-GAAP financial measures have limitations in that they do not reflect all of the costs associated with the operations of our business as determined in accordance with GAAP. As a result, you should not consider these measures in isolation or as a substitute for analysis of CECO’s results as reported under GAAP.

In accordance with the requirements of Regulation G issued by the Securities and Exchange Commission, the tables above present the most directly comparable GAAP financial measure and reconcile non-GAAP adjusted net income and non-GAAP adjusted earnings per diluted share to the comparable GAAP measures.

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All forward-looking statements are subject to certain risks, uncertainties and assumptions. These risks and uncertainties, which are more fully described in CECO’s Annual and Quarterly Reports filed with the Securities and Exchange Commission, include changes in market conditions in the industries in which the Company operates. Should one or more of these risks or uncertainties materialize, or should the assumptions prove incorrect, actual results may vary in material aspects from those currently anticipated.